EXHIBIT 10.4

                      PLEDGE AGREEMENT FOR THE BENEFIT OF
                       U.C. LASER LTD. DATED MAY 3, 2007










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                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of May 3, 2007, is entered into by SEAENA, INC. ("PLEDGOR"), for the benefit of U.C. LASER LTD., a company organized under the laws of the State of Israel ("SECURED PARTY").

RECITALS

         A. Pledgor has agreed to deliver to Secured Party a certain Promissory Note made by Pledgor payable to Secured Party of even date herewith in the principal amount of Four Hundred Thousand Dollars ($400,000) (the "NOTE") in partial payment of the purchase price of certain shares of Class B Preferred Stock of Pledgor, as provided in the Agreement and Mutual Release by and between Pledgor and Secured Party dated as of January 8, 2007.

         B. Pledgor holds as treasury stock 2,276,795 shares of its Class B Preferred Stock (the "SHARES").

         C. Pledgor desires to grant to Secured Party a perfected security interest in the Shares pursuant to and in accordance with the terms and provisions of this Pledge Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. PLEDGE OF COLLATERAL. As collateral security for the payment of the Note (the "SECURED OBLIGATIONS"), Pledgor hereby grants to Secured Party a security interest in and to the Shares, together with all proceeds therefrom, including all payments, interest, profits, rights, including rights to payment and enforcement, and all other property given in exchange or substitution for the Shares (collectively, the "COLLATERAL"). Pledgor shall take all actions necessary from time to time to maintain in favor of Secured Party the first priority and perfection of said pledge and security interest at all times when there exists any Secured Obligations, and Pledgor covenants and agrees that it shall not take any actions that would alter, impair, or eliminate said priority or perfection.

         2. DELIVERY OF CERTIFICATES AND INSTRUMENTS. Pledgor shall, concurrently with the execution and delivery of this Pledge Agreement, deliver to Secured Party to be held by Secured Party for so long as any of the Secured Obligations remain due and owing:

             (a) stock powers pertaining to the Shares in a form acceptable to Secured Party; and

             (b)   the certificate evidencing the Shares.

         3. EVENT OF DEFAULT. If Pledgor fails to pay the Note when due (an "Event of Default"), then, upon prior notice to Pledgor and at the sole expense of Pledgor, Secured Party, in Secured Party's name or in the name of Pledgor, may, but shall not be obligated to, do any or all of the following: (a) exercise any rights relating to the Collateral; and (b) sell all or any portion of the Collateral and apply the sales proceeds thereof (less the normal sales and related


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charges  incurred in  connection  with that  action) in reduction of the Secured
Obligations; (c) collect by legal proceedings or otherwise, endorse, receive and receipt for all dividends and other sums now or hereafter payable upon or on account of the Collateral; (d) make any compromise or settlement Secured Party deems desirable or proper with reference to the Collateral; (e) insure, process and preserve the Collateral; (f) accept money or other property in exchange for the Collateral, and take such action as Secured Party deems proper in connection therewith, and any other property received in exchange for the Collateral shall be applied to the Secured Obligations or held by Secured Party thereafter as Collateral pursuant to the provisions hereof; (g) cause the Collateral to be transferred to Secured Party's name or to the name of Secured Party's nominee; and (h) exercise as to the Collateral all the rights, powers and remedies of an owner necessary to exercise its rights under this Section.

        4. TAXES, CHARGES, ETC. Pledgor hereby agree to pay prior to delinquency all taxes, charges, liens and assessments, if any, assessed by any governmental authority with respect to the Shares or against the other Collateral and, upon the failure of Pledgor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

         5. COSTS AND EXPENSES. All reasonable advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Secured
Party in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof shall become a part of the Secured Obligations secured hereunder and shall be paid to Secured Party by Pledgor immediately and without demand, with interest thereon at the Default Rate, as defined in the Note.

         6. REMEDIES. Upon the occurrence of any Event of Default, upon written notice to Pledgor, Secured Party may exercise as to any or all of the Collateral all the rights, powers and remedies of an owner and of a secured party under the Uniform Commercial Code of the State of Nevada, and may elect to sell the Collateral in one or more sales after giving a notice in writing by mail to Pledgor of such sale at least five (5) days before the date fixed for such sale. The proceeds of any such sale shall be applied to: (a) the reasonable expenses of retaking, holding, preparing for sale, selling and the like, and reasonable attorneys' fees and legal expenses incurred by Secured Party, and (b) the Secured Obligations. Any surplus shall be paid to the person or persons entitled thereto. Secured Party may bid and buy the Collateral at any public sale and, if the Collateral is customarily sold in a recognized market or is the subject of widely or regularly distributed standard price quotations, Secured Party may buy at private sale. Any sale may be conducted by an auctioneer or by an officer, attorney or agent of Secured Party.

         So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes; and the Secured Party shall, at the Pledgor' expense, execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this
Section 6. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and pledge pursuant to the terms of this Pledge Agreement any dividends and interest on the Collateral. If


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any Event of Default shall have occurred and be  continuing,  and whether or not the Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law or this Pledge Agreement, all dividends and other distributions on the Collateral shall be paid directly to the Secured Party and retained by it as part of the Collateral, subject to the terms of this Pledge Agreement, and, if the Secured Party shall so request, the Pledgor jointly and severally agrees to execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and instruments to that end.

         The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Secured Party of such Collateral to register it for public sale.

         7. NO NOTICES. Except as provided in this Pledge Agreement, Secured Party shall be under no duty or obligation whatsoever (a) to make or give to Pledgor any presentment, demands for performance, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any of the Collateral in which Secured Party has or claims a security interest, or (b) to give Pledgor notice of, or to exercise, any rights or privileges, or any rights or privilege to exchange, convert or redeem, or any other rights or privileges relating to or affecting, any of the Collateral.

         8. PLEDGOR LIABILITY. Until the Secured Obligations shall have been paid in full, the power of sale and all other rights, powers, and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at the time specified hereunder irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations or otherwise unenforceable, or that the direct liability of Pledgor may have ceased.

         9. CUMULATIVE REMEDIES. The rights, powers, and remedies given to Secured Party by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power, or remedy by Secured Party hereunder shall not preclude the further exercise thereof, and every right, power, and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

         10.   MISCELLANEOUS.   This  Pledge  Agreement  shall  benefit  Secured
Party's affiliates, successors and assigns and shall bind the successors and assigns of Pledgor. Unless otherwise



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defined,  words  used  herein  have  the  meanings  given  them  in the  Uniform
Commercial Code as adopted by the State of Nevada. This Pledge Agreement shall be governed by Nevada law. Time is of the essence hereof. This Pledge Agreement contains the entire Pledge Agreement between Pledgor and Secured Party. Pledgor shall execute all documents and shall take all other actions from time to time reasonably required by Secured Party in order to maintain Secured Party's first priority, perfected security interest in the Collateral and otherwise to accomplish the purposes of this Pledge Agreement. If any provision hereof shall be held invalid, such invalidity shall not affect the enforceability of any other provision of this Pledge Agreement. In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Pledge Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys' fees, in addition to any other relief it may obtain or be entitled to.

         IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the date above written.

                                   PLEDGOR:


                                   Seaena, Inc,, a Nevada corporation

                                   By:    /s/ DOUG LEE
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                                   Title:   /s/ PRESIDENT
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